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Ex. 10.10

$37,500                                                        OCTOBER 9, 1997


                                DEMAND PROMISSORY NOTE


     As hereinafter agreed SONGS FOR THE PLANET, INC., jointly and severally, promises to pay to the order of DASSITY, INC. THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($37,500). And it is hereby agreed that the said amount $37,500 shall be payable upon demand. Interest shall accrue at the rate of Ten Percent (10%) per annum and will be charged on the unpaid balance until the whole amount of the principal and interest is paid. There shall be no penalty fee for early payment of this note.

     Should default be made in the payment of the demand note then the whole unpaid amount shall become immediately due and payable; and in the event default is made and said note is placed in the hands of an attorney for collection or suit is brought on the same, then the undersigned agrees to pay all costs and attorneys' fees that might be incurred. If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the County of Utah, State of Utah. This Note shall be governed by and construed in accordance with the laws of the State of Utah.


                              SONGS FOR THE PLANET, INC.


                              By: /s/ Elizabeth A. Peters
                                  ----------------------------------
                                    Elizabeth A. Peters, President